UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2011 (August 12, 2011)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On August 12, 2011, NGL Energy Partners LP (the “Partnership”) entered into a Contribution and Sale Agreement (the “Osterman Contribution Agreement”) with E. Osterman Propane, Inc. and its affiliated companies (“Osterman”) and members of the Osterman family, whereby substantially all of the assets comprising the propane operations of Osterman will be contributed to the Partnership in exchange for approximately $96,000,000 in cash and the issuance of 4,000,000 common units representing limited partnership interests in the Partnership.  The agreement contemplates a working capital payment for certain specified working capital items that may be payable by the Partnership or Osterman.  As a condition to closing, the agreement provides for the appointment of Vincent J. Osterman to the board of directors of NGL Energy Holdings, LLC, our general partner.  Osterman is an affiliated group of privately owned propane marketing companies with operations in Massachusetts, Connecticut, Maine, New Hampshire, New York, Rhode Island and Vermont.

The transaction is expected to close in October 2011.  It is subject to the satisfaction of customary conditions to closing, including the performance of material covenants, accuracy of representations and warranties and obtaining material consents and approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act).

Upon consummation of the transactions contemplated by the Osterman Contribution Agreement and based on the number of common units and subordinated units of the Partnership that are currently outstanding, the Osterman family would hold an approximate 21.3% limited partner interest in the Partnership.  The Osterman Contribution Agreement provides for the execution of a Registration Rights Agreement related to registration of the common units issued pursuant to the transaction.

The Osterman Contribution Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among them and are qualified by the related schedules.  Accordingly, the agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

The foregoing description is qualified in its entirety by reference to the full text of the Osterman Contribution Agreement, which the Partnership intends to file as an exhibit to a later filing with the SEC.

Item 7.01.      Regulation FD Disclosure.

On August 15, 2011, the Partnership issued a press release announcing the Osterman transaction.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	NGL Energy Partners LP press release dated August 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: August 16, 2011		By:	/s/ Craig S. Jones
Craig S. Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	NGL Energy Partners LP press release dated August 15, 2011